Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 2025, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-288373) and related Prospectus of McGraw Hill, Inc. for the registration of its common stock.
/s/ Ernst & Young LLP
New York, New York
July 8, 2025